Exhibit 5.2

February 11, 2015

KB Home

10990 Wilshire Boulevard

Los Angeles, CA 90024

Re:	Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-197517)

Ladies and Gentlemen:

We have acted as counsel for KB Home, a Delaware corporation (the “Company”), in connection with the Company’s filing as of the date hereof of the Post-Effective Amendment No. 1 to its Registration Statement on Form S-3 (as amended by such Post-Effective Amendment No. 1, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended. The Registration Statement relates to the potential issuance and sale by the Company from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus, of, among other securities, (i) the Company’s debt securities (the “Debt Securities”) and (ii) guarantees of the Debt Securities by the Guarantors (as such term is defined below).

We have also acted as counsel to KB HOME Colorado Inc., a Colorado corporation, KB HOME Lone Star Inc. and KBSA, Inc., each a Texas corporation, KB HOME Coastal Inc., KB HOME Greater Los Angeles Inc., KB HOME Sacramento Inc. and KB HOME South Bay Inc., each a California corporation, KB HOME Nevada Inc., KB HOME Las Vegas Inc. and KB HOME Reno Inc., each a Nevada corporation, KB HOME Phoenix Inc. and KB HOME Tucson Inc.,

MUNGER, TOLLES & OLSON LLP

KB Home

February 11, 2015

each an Arizona corporation, and KB HOME Florida LLC, KB HOME Jacksonville LLC, KB HOME Tampa LLC, KB HOME Fort Myers LLC and KB HOME Treasure Coast LLC, each a Delaware limited liability company (collectively, the “Guarantors”), in connection with the registration under the Registration Statement of the offer and sale by the Guarantors of their guarantees (the “Guarantees”) of the Debt Securities (the Debt Securities and the Guarantees, together, the “Securities”).

The Debt Securities may be convertible or exchangeable for securities of the Company or another issuer. The Debt Securities and Guarantees will be issued under (i) the indenture, dated as of January 28, 2004, as amended and supplemented on January 28, 2004, June 30, 2004, May 1, 2006, November 9, 2006, August 17, 2007, January 30, 2012, January 11, 2013, March 12, 2013, and February 28, 2014 among the Company, the guarantors party thereto and U.S. Bank National Association (successor in interest to SunTrust Bank), as Trustee (the “Senior Indenture”), (ii) the form of Senior Subordinated Indenture, presently undated (the “Senior Subordinated Indenture”), filed as exhibit 4.16 to the Registration Statement, or (iii) the form of Subordinated Indenture, presently undated (the “Subordinated Indenture”), filed as exhibit 4.18 to the Registration Statement.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for purposes of this opinion. As to certain factual matters, we have relied, without independent verification, on the Company’s filings, including any exhibits thereto, with the Commission. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the laws of the State of New York as in effect as of this date.

Based upon the foregoing, we are of the opinion that:

1. For Debt Securities and Guarantees issued pursuant to the Senior Indenture, upon the due authorization and establishment of the specific terms of a particular Debt Security and Guarantee in accordance with such Senior Indenture, and when such Debt Security and Guarantee have been duly authorized, executed, authenticated, issued and delivered in accordance with such Senior Indenture and duly delivered to the purchasers thereof, against receipt of consideration therefor in accordance with the applicable underwriting or other agreement for purchase and sale, each Guarantee will constitute the valid and binding obligation of each Guarantor, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

2. For Debt Securities and Guarantees issued pursuant to the Senior Subordinated Indenture or the Subordinated Indenture, as the case may be, following the execution and delivery of the Senior Subordinated Indenture or the Subordinated Indenture, as the case may be, by the Company, the guarantors party thereto and a duly appointed trustee, upon the due authorization and establishment of the specific terms of a particular Debt Security and Guarantee in

MUNGER, TOLLES & OLSON LLP

KB Home

February 11, 2015

accordance with the Senior Subordinated Indenture or the Subordinated Indenture, as applicable, and when such Debt Security and Guarantee have each been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable indenture and duly delivered to the purchasers thereof, against receipt of consideration therefor in accordance with the applicable underwriting or other agreement for purchase and sale, each Guarantee will constitute the valid and binding obligation of each Guarantor, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of delivery of any such Security, (a) the Company and each Guarantor shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security, in each case in accordance with applicable law, and such authorization shall not have been modified or rescinded; (b) the Registration Statement shall have been declared or shall be effective and such effectiveness shall not have been terminated or rescinded; (c) the Senior Indenture shall have been duly authorized, executed, authenticated and delivered by the applicable trustee in accordance with applicable law and shall have been qualified under the Trust Indenture Act of 1939, as amended; (d) the Senior Subordinated Indenture and the Subordinated Indenture shall have each been duly authorized, executed, authenticated and delivered by the Company, the guarantors party thereto and the applicable trustee in accordance with applicable law and shall have been qualified under the Trust Indenture Act of 1939, as amended; (e) there will not have occurred any change in law affecting the validity or enforceability of such Security; and (f) in connection with the issuance and sale of Debt Securities convertible into or exchangeable for securities of another issuer, such other issuer shall have taken any and all necessary and appropriate steps to enable the Company lawfully to deliver securities, and, if applicable, a prospectus related thereto, of such other issuer upon such conversion or exchange.

MUNGER, TOLLES & OLSON LLP

KB Home

February 11, 2015

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm name and the discussion of our opinion under the caption “Legal Matters” in the Registration Statement and the related Prospectus. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Very truly yours,

/s/ MUNGER, TOLLES & OLSON LLP